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                                                                   EXHIBIT 10.28

                   SALE AND PURCHASE AGREEMENT FOR REAL ESTATE

THIS AGREEMENT is initiated on March 24, 1997 by:

CONSEP, INC., an Oregon Corporation (Purchaser), and

MALLARD INVESTMENTS, INC., and Oregon Corporation (Seller);

For and in consideration of the sum of $5,000.00 as earnest money in the form of a promissory note, to be later deposited with Cascade Title Company, Seller agrees to sell to the Purchaser that certain parcel of real estate, together with improvements and personal property, known as:

213 SOUTHWEST COLUMBIA STREET IN BEND, DESCHUTES COUNTY, OREGON.

1. PRICE AND TERMS OF PURCHASE: The purchase price for this property in One Million Four Hundred Ninety-Five Thousand and no/100 ($1,495,000).

Purchaser to apply for and receive a conventional loan with terms satisfactory to the purchaser. Purchaser agrees to pay all costs associated with the receipt of this loan.

2. FINANCING CONDITION: This Agreement to Purchase is subject only to Purchasers receipt of said conventional loan. If Purchaser does not receipt said loan, this Agreement shall be terminated and earnest money is to be refunded to Purchaser. Purchaser to receive acceptable loan approval by April 18, 1997.

3. PREPAYMENT OF EXISTING LOAN: In the event the existing loan with Standard Insurance Company is paid off at closing, or any time thereafter, the Purchaser shall be responsible for, and hold Seller harmless from, payment of any prepayment penalty charged for prepayment of the Standard Insurance loan.

4. TITLE INSURANCE: Prior to closing, Seller shall provide Purchaser, at Sellers expense, a preliminary title report showing the condition of property title, together with copies of all documents referred to therein. Purchaser shall review and approve such exceptions within ten days of delivery of said title report.

      At closing, Seller shall at his expense, provide a standard form title insurance policy in the amount of the purchase price showing marketable title in Purchasers name, subject only to such exceptions acceptable to Purchaser. Title insurance policy shall be provided by Bend, Title Company.

5. TITLE: Fee simple title to the subject property shall be conveyed by standard form warranty deed, free and clear of all liens, and encumbrances except recorded covenants, conditions and restrictions, zoning ordinances, building and use restrictions, reservations in federal patents, utility easements, easements not materially affecting the value or intended use of the property, and any other exceptions approved by the Purchaser.

6. PRORATION OF EXPENSES AND INCOME: All expenses, rent income, prepaid rents and the like shall be prorated as of the date of closing, or any other date mutually agreed upon by both parties. Seller shall be responsible for all amounts deemed to be for activities or services prior to the proration date and the Purchaser responsible for all on and after said date. All deposits and fees, both refundable and non-refundable, collected from the tenants, shall be delivered to Purchaser at closing.

7. IRS CODE SECTION 1031 EXCHANGE: Seller reserves the right and intends to qualify this transaction as an IRS Code Section 1031 tax deferred exchange. Seller will be substituting Cascade



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      Exchange prior to closing in order to complete an existing like-kind exchange transaction pursuant to I.R.C. Section 1031. Purchaser agrees to reasonably cooperate with Cascade Exchange and Seller in the exchange process at no additional expense to the Purchaser.

8. CLOSING: Closing shall occur at Cascade Title Company on or before April 30, 1997, or as soon thereafter as financing documents are available. Normal closing costs shall be shared equally between the parties (ie: escrow closing fee).

9.    MISCELLANEOUS PROVISIONS:

            a) In the event either party to this Agreement is required to initiate litigation to enforce terms herein, the prevailing party shall be entitled to reasonable attorney fees in addition to any awards or relief which may be granted.

            b) It is understood that this Agreement is the only agreement between the parties relating to the subject property.

            c) This Agreement shall be binding upon the heirs, administrators, executors, and successors of the respective parties.

            d) Time is of the essence with respect to all acts to be performed under this Agreement.

10. EARNEST MONEY NOTE: The earnest money in this transaction is in the form of a promissory note payable on Purchasers receipt of acceptable financing.

11. REPRESENTATIONS: The Purchaser has been a tenant in the property for the previous three (3) years and is very familiar with the condition of the property and the building. Purchaser is acquiring this property with no warrants or representations from the Seller other than what is provided in this agreement. Purchaser agrees to close this transaction based on their own investigation of the property.

            a) Seller has no knowledge of any liens to be assessed against the property nor has Seller received any notice from any governmental agency of any violation of law relating to the property;

            b) Seller assumes all debts, charges, claims, damages, and liabilities attributable to the operation and ownership of subject property prior to closing and shall hold Purchaser harmless and indemnify and defend against same.

            c) Seller is the owner of the property and has full right, power, and authority to sell, convey and transfer the Property to Purchaser as provided herein, and to perform Seller's obligations herein.

12. APPROVED USES: THE PROPERTY DESCRIBED IN THIS AGREEMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO AND USE LAWS AND REGULATIONS, WHICH, IN FARM AND FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE AND WHICH LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930 IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS AGREEMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND THE EXISTENCE OF FIRE PROTECTION FOR STRUCTURES.

13. TERMINATION: In the event this transaction is terminated, neither party shall have any further liability under this Agreement, except to the extent of the breach of any affirmative covenant of warranty in this Agreement that may have been involved. In the event of such termination, Purchasers earnest money shall be promptly refunded.

14. REMEDIES: The earnest money and additional earnest money shall be refunded to Purchaser, and Seller shall pay all cost of title insurance and escrow and Seller's legal fees, if title to the property is



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      not marketable, or cannot be made marketable within thirty (30) days after notice containing a written statement of defects is delivered to Seller;
      or if Seller fails to consummate the sale. Acceptance by Purchaser of the refund does not constitute a waiver of any remedies available to the Purchaser.

      If the sale is approved by Seller, title to the premise is marketable, and Purchaser neglects or refuses to: (a) comply with any conditions of sale including but not limited to closing the sale as specified; or (b) make payments promptly as set forth in this Agreement, then Seller shall have the following options: (1) Seller may seek damages; and (2) Seller may seek specific performance of the Sale Agreement; and (3) Seller shall be entitled to retain Purchaser's earnest money deposit or deposits which shall be disbursed as follows: (a) to the escrow agent for the cost of title insurance and escrow and Seller's legal fees, if any; and then (b) to Seller to be credited against any claims Seller may choose to pursue against the Purchaser. Seller's remedies are cumulative, not alternative.

15. ATTORNEY FEES: If civil action is filed on this contract or the subject matter of it, the prevailing party shall be awarded reasonable attorney fees, which shall be fixed by the courts in which the action, including any appeal thereof, is tried, heard or decided. "Party" includes seller, purchaser, and broker(s).

16. ACKNOWLEDGEMENT: Purchaser and Seller acknowledge that they have read and understand this Agreement. Seller also, herein, acknowledges receipt of a copy of this fully executed Agreement.


        SELLER:                         PURCHASER:
        Mallard Investments, Inc.       Consep, Inc.
        an Oregon corporation           an Oregon corporation


        By /s/ Arthur Steele            By  /s/ Larry Katz
           ------------------------         ------------------------------------
           Arthur Steele                    Larry Katz, Chief Financial Officer

        By /s/ John Flaxel
           ------------------------
          John Flaxel